EX-28.g.1.f

FUND LIST

to

GLOBAL CUSTODY AGREEMENT

BETWEEN

JPMORGAN CHASE BANK AND

NATIONWIDE VARIABLE INSURANCE TRUST

Dated April 4, 2003

Amended March 25, 2011*

Fund Name

NVIT Nationwide Fund

NVIT Growth Fund

NVIT Government Bond Fund

NVIT Money Market Fund

Gartmore NVIT Worldwide Leaders Fund

Van Kampen NVIT Comstock Value Fund

NVIT Multi Sector Bond Fund

Federated NVIT High Income Bond Fund

NVIT Mid Cap Index Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Multi-Manager Small Company Fund

NVIT Multi-Manager Small Cap Value Fund

NVIT Emerging Markets Fund

Gartmore NVIT International Equity Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT Investor Destinations Conservative Fund

NVIT Multi-Manager International Value Fund

NVIT S&P 500 Index Fund

NVIT Developing Markets Fund

American Funds NVIT Growth Fund

American Funds NVIT Global Growth Fund

American Funds NVIT Asset Allocation Fund

American Funds NVIT Bond Fund

American Funds NVIT Growth-Income Fund

NVIT Bond Index Fund

NVIT International Index Fund

NVIT Small Cap Index Fund

NVIT Enhanced Income Fund

NVIT Multi-Manager Large Cap Growth Fund

NVIT Multi-Manager Mid Cap Growth Fund

NVIT Multi-Manager International Growth Fund

NVIT Core Bond Fund

NVIT Core Plus Bond Fund

Neuberger Berman NVIT Socially Responsible Fund

Neuberger Berman NVIT Multi Cap Opportunities Fund

NVIT Real Estate Fund

NVIT Cardinal Conservative Fund

NVIT Cardinal Moderately Conservative Fund

NVIT Cardinal Balanced Fund

NVIT Cardinal Moderate Fund

NVIT Cardinal Capital Appreciation Fund

NVIT Cardinal Moderately Aggressive Fund

NVIT Cardinal Aggressive Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Short Term Bond Fund

NVIT Multi-Manager Large Cap Value Fund

Templeton NVIT International Value Fund

AllianceBernstein NVIT Global Fixed Income Fund

Oppenheimer NVIT Large Cap Growth Fund

American Century NVIT Multi Cap Value Fund

NVIT Income Bond Fund

*	As approved at the December 14, 2010 Board Meeting.